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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of Destec Energy, Inc. of our report dated February 7, 1996, except for note 18, which the date is February 28, 1996 appearing in the Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1995 of Destec Energy, Inc., and to the references to us appearing under the caption "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
August 29, 1996